             As filed with the Securities and Exchange Commission
                              on February 4, 1998
                                                      Registration No. 001-13533
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                           NOVASTAR FINANCIAL, INC.
                           ------------------------
            (Exact Name of Registrant as Specified in its Charter)

        Maryland                                           48-1190054
        --------                                           ----------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

1900 West 47th Place, Suite 205
        Westwood, Kansas                                      66205
        ----------------                                      -----
(Address of Principal Executive Offices)                   (Zip Code)


If this Form relates to the             If this Form relates to the registration
registration of a class of debt         of a class of debt securities and is to
securities and is effective upon        become effective simultaneously with the
filing pursuant to General              effectiveness of a concurrent
Instruction A(c)(1) please check        registration statement under the
the following box. [ ]                  Securities Act of 1933 pursuant to
                                        General Instruction A(c)(2) please check the following box. [ ]

Securities Act registration statement file number to which this form relates:

---------------------------------
        (If Applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

Stock Purchase Warrants                           New York Stock Exchange
-----------------------                           -----------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                                Not applicable
                               (Title of class)

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
                -------------------------------------------------------

                The title of the securities of NovaStar Financial, Inc., a Maryland corporation (the "Registrant"), being registered hereby are Stock Purchase Warrants ("Warrants"), exercisable pursuant to a Warrant Agreement, dated December 9, 1996 (the "Warrant Agreement"), by and between the Registrant and the initial purchasers of the Warrants, such Warrants exercisable at a price of $15.00 for a like number of underlying shares of the Registrant's Common Stock, par value $0.01 per share.

                A description of the Warrants is contained in the Registrant's Prospectus to be filed pursuant to Rule 424(b) (in connection with its Shelf Registration Statement filed with the Securities and Exchange Commission, Registration No. 333-43471) under the captions "Prospectus Summary" and "Description of Warrants," which description is incorporated herein by reference thereto.

                Item 2.         Exhibits
                                --------

                Instruments defining the rights of holders of the securities being registered hereunder:

                3.1* Articles of Amendment and Restatement of the Registrant

                3.2*            Articles Supplementary of the Registrant

                3.3*            Bylaws of the Registrant

                4.3*            Specimen Common Stock Certificate

                4.4*            Specimen Warrant Certificate (included in
                                Exhibit 10.3)

                10.2*           Registration Rights Agreement, dated
                                December 9, 1996

                10.3* Warrant Agreement, dated December 9, 1996 between the Registrant and the Holders of the Warrants Acting Through the Registrant as the Initial Warrant Agent (including Specimen Warrant Certificate)

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                *               Incorporated by reference to the correspondingly
                                numbered exhibit to (i) a Registration Statement of Form S-11, as amended, Registration No. 333-32327, and (ii) the Shelf Registration Statement on Form S-11, as amended, Registration No. 333-43471.